EXHIBIT 21.1

                   SUBSIDIARIES OF THE COCA-COLA COMPANY
                          AS OF DECEMBER 31, 1999

                                                      ORGANIZED      PERCENTAGES
                                                        UNDER         OF VOTING
                                                       LAWS OF:         POWER
                                                      ---------      -----------
The Coca-Cola Company                                 Delaware
   Subsidiaries:

   Barq's, Inc.                                       Mississippi     100
   Bottling Investments Corporation                   Delaware        100
      ACCBC Holding Company                           Georgia         100
   Caribbean International Sales Corporation, Inc.    Nevada          100
   Caribbean Refrescos, Inc.                          Delaware        100
      CRI Financial Corporation, Inc.                 Delaware        100
         F&N Coca-Cola PTE Ltd.                       Singapore       100
            Coca-Cola Indochina Pte. Ltd.             Singapore       100
   Coca-Cola Oasis                                    Delaware        100
   Carolina Coca-Cola Bottling Investments, Inc.      Delaware        100
   Coca-Cola Financial Corporation                    Delaware        100
   Coca-Cola Interamerican Corporation                Delaware        100
      Montevideo Refrescos, S.A.                      Uruguay          64.59
   Coca-Cola Refreshment Products Ltd.                Japan           100
   Coca-Cola South Asia Holdings, Inc.                Delaware        100
      Coca-Cola (China) Beverages Limited             China           100
      Coca-Cola India Limited                         India           100
      Coca-Cola (Thailand) Limited                    Thailand        100
   Coca-Cola Tea Products                             Japan           100
   CTI Holdings, Inc.                                 Delaware        100
      55th & 5th Avenue Corporation                   New York        100
   The Coca-Cola Export Corporation                   Delaware        100
      Atlantic Industries                             Cayman Islands  100
         Coca-Cola Holdings (Middle East and North
              Africa) E.C.                            Bahrain         100
         Coca-Cola National Vending Company,
              Limited                                 Japan           100
         Schweppes Namibia (Prop) Ltd.                Namibia         100
      Barlan, Inc.                                    Delaware        100
         Varoise de Concentres S.A.                   France          100
            Coca-Cola G.m.b.H.                        Germany         100
            Hindustan Coca-Cola Beverages
                   Pvt. Ltd.                          India           100
            Hindustan Coca-Cola Holding Pvt. Ltd.     India           100
            Coca-Cola St. Petersburg Management       Russia          100
         S.A. Coca-Cola Financial Services N.V.       Belgium          99.20
      Beverage Brands, S.A.                           Peru            100
         Corporacion Inca Kola                        Peru             99.99
      Beverage Products, Ltd.                         Delaware        100
      Coca-Cola Canners of Southern Africa
           (Pty) Limited                              South Africa     51.55
      Coca-Cola China Limited                         Hong Kong       100
      Coca-Cola de Argentina S.A.                     Argentina       100
      Coca-Cola de Chile S.A.                         Chile           100
      Coca-Cola de Colombia, S.A.                     Colombia        100
      Coca-Cola Ges.m.b.H.                            Austria         100
      Coca-Cola Industrias Ltda.                      Brazil          100
          Recofarma Industria do Amazonas Ltda.       Brazil          100
      Coca-Cola Ltd.                                  Canada          100
         The Minute Maid Company Canada Inc.          Canada          100


                                                            EXHIBIT 21.1

                   SUBSIDIARIES OF THE COCA-COLA COMPANY
                          AS OF DECEMBER 31, 1999

                                                      ORGANIZED       PERCENTAGES
                                                        UNDER          OF VOTING
                                                       LAWS OF:          POWER
                                                      ---------      -----------
continued from page 1
----------------------

      Coca-Cola (Japan) Company, Limited              Japan           100
      Coca-Cola Korea Company, Limited                Korea           100
      Coca-Cola Nigeria Limited                       Nigeria         100
      Coca-Cola Overseas Parent Limited               Delaware        100
         Coca-Cola Holdings (Overseas) Limited        Delaware &      100
                                                       Australia
         Coca-Cola Beverages plc                      Great Britain    50.52
      Coca-Cola Southern Africa (Pty) Limited         South Africa    100
      Conco Limited                                   Cayman Islands  100
      Coca-Cola Refreshments Moscow                   Russia          100
      International Beverages                         Ireland         100
      Minute Maid SA                                  Switzerland     100
      Refreshment Product Services, Inc.              Delaware        100
         Coca-Cola Holdings (Nederland) B.V.          Netherlands     100
         Coca-Cola Holdings (United Kingdom) Limited  England and     100
                                                        Wales
               Beverage Services Ltd.                  England and    100
                                                         Wales
         Coca-Cola Italia SRL                         Italy           100
         Coca-Cola Hungary Services, Ltd.             Hungary          90
         Coca-Cola Norge A/S                          Norway          100
             Coca-Cola NNED Branch - CC Norge         Norway          100
         Coca-Cola Mesrubat Pazarlama ve
               Danismanlik Hizmetleri A.S.            Turkey          100
         Coca-Cola South Pacific Pty. Limited         Australia       100
         LLC Star Service                             Russia          100
      Refrescos Envasados S.A.                        Spain           100
         Compania de Servicios de Bebidas
               Refrescantes SLR                       Spain            99.99
      The Inmex Corporation                           Florida         100
         Servicios Integrados de Administracion
              y Alta Gerencia, S.A. de C.V.           Mexico          100
      Star Bottling Limited                           United Kingdom  100
      SA Coca-Cola Services NV                        Belgium         100


Other subsidiaries whose combined size is not significant:
    11 domestic wholly owned subsidiaries consolidated
   101 foreign wholly owned subsidiaries consolidated
    10 foreign majority-owned subsidiaries consolidated